                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT



                               ----------------

                    Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 1998

                            BOSTON PROPERTIES, INC.
            (Exact name of Registrant as specified in its Charter)

                                   Delaware
                           (State of Incorporation)


1-13087                                             04-2473675
(Commission File Number)                            (IRS Employer Id. Number)

8 Arlington Street
Boston, Massachusetts                                                   02116
(Address of principal executive offices)                            (Zip Code)

                                (617) 859-2600
             (Registrant's telephone number, including area code)



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ITEM 2.     Acquisition or Disposition of Assets.

     On June 30, 1998, the Company entered into various agreements (the "Contribution Agreements") providing for the acquisition of a portfolio of properties in Princeton, New Jersey and East Brunswick, New Jersey and related management operations (collectively, the "Portfolio"). The properties in Princeton constitute a major portion of the Carnegie Center office complex. The property in East Brunswick, a 420,006 net rentable square foot Class A office building, is known as Tower Center One and is leased in its entirety to AT&T. Major tenants of the Carnegie Center properties include Raytheon, Covance, Nycomed, Bell Atlantic and Marsh & McLennan.

     On June 30, 1998, the Company completed the acquisition of Tower Center One, nine buildings in Carnegie Center and the management operations of The Landis Group, the developer and manager of the properties (collectively, the "Acquired Properties"). The agreements provide for the acquisition of three additional developed properties in Carnegie Center and for the acquisition of two additional properties currently under development and expected to be completed during the fourth calendar quarter of 1998.

     The following Acquired Properties were acquired on June 30, 1998:

                                                   Approximate
                                                   Net Rentable
Property                        Location           Square Feet

     101 Carnegie Center     Princeton, NJ             131,982
     104 Carnegie Center     Princeton, NJ             102,198
     105 Carnegie Center     Princeton, NJ              69,648
     202 Carnegie Center     Princeton, NJ             128,929
     210 Carnegie Center     Princeton, NJ             159,498
     211 Carnegie Center     Princeton, NJ              47,917
     212 Carnegie Center     Princeton, NJ             150,063
     214 Carnegie Center     Princeton, NJ             153,305
     Childcare Property      Princeton, NJ               6,500
     Tower Center One        East Brunswick, NJ        420,006
                                                       -------

     TOTAL:                                          1,370,046

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     The following additional properties in Carnegie Center are under agreement to purchase:

                                               Approximate
                                               Net Rentable
          Property            Location         Square Feet

     504 Carnegie Center    Princeton, NJ       121,990
     506 Carnegie Center    Princeton, NJ       146,362
     508 Carnegie Center    Princeton, NJ       131,085
                                                -------

     TOTAL:                                     399,437

     The two properties under development (the "Development Properties"), which will be purchased upon completion, are preleased in their entirety and will contain approximately 394,000 net rentable square feet in the aggregate.

     The consideration paid for the Acquired Properties was $276.0 million. In addition, an $8.0 million deposit was paid against the future acquisition of the two Development Properties. The aggregate consideration paid on June 30, 1998 consisted of $137.0 million in cash; the assumption of $64.0 million of existing debt; and the issuance of Series One Preferred Units of Limited Partnership (the "Preferred Units") in Boston Properties Limited Partnership, the Company's operating partnership subsidiary (the "Operating Partnership"), having an aggregate liquidation preference of approximately $83 million. The Preferred Units bear a preferred distribution of 7.25% per annum and are convertible into Common Units of Limited Partnership ("Common Units") in the Operating Partnership at the rate of $38.25 per Common Unit. Common Units may be redeemed by the holder thereof for cash equal to the then current value of a share of Boston Properties common stock ("Company Common Stock") or, at the Company's election, for one share of Company Common Stock. The Preferred Units are convertible into Common Units (i) at the holder's election at any time or (ii) at the election of the Company on or after June 30, 2003, provided that the shares of Company Common Stock at the time of such election by the Company have a 20-day trading average of $42.08 per share.

     In connection with the acquisition, the Company has entered into a Development Agreement with an affiliate of Alan Landis providing for up to approximately 2,000,000 square feet of development in or adjacent to Carnegie Center, which will be controlled by the Company. An entity controlled by the Company (and in which Alan Landis or an affiliate of Mr. Landis will have an interest) will generally acquire land upon the commencement of development projects.

     In connection with the acquisition, the Company has entered into agreements with the

                                       2
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parties that contributed their direct and indirect interest in the Acquired
Properties (the "Contributors") that generally provide that, for a period of ten years, the Company may not sell or otherwise transfer any of the Acquired Properties in a taxable transaction and that during such period the Company will maintain a level of indebtedness or provide the Contributors with the opportunity to enter into one or more guarantees in amounts sufficient to prevent recognition of gain by the Contributors under certain specified circumstances.

     In connection with the transaction, Alan B. Landis of The Landis Group, the developer of the properties, has been appointed to the Board of Directors of the Company.

ITEM 7.   Financial Statements, Pro Forma Financial Information And Exhibits.

     (a) Financial Statements of Business Acquired.

     Financial Statements for the Acquired Properties will be filed by amendment as soon as practicable, but not later than September 14, 1998.

     (b) Pro Forma Financial Information.

     Pro forma financial information will be filed by amendment as soon as practicable, but not later than September 14, 1998.

     (c)  Exhibits:

Exhibit No.
-----------

     99.1 Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of June 29, 1998.

     99.2 Certificate of Designations, dated June 30, 1998, constituting an amendment to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership.

     99.3 Contribution and Conveyance Agreement concerning the Carnegie Portfolio, dated June 30, 1998 by and among the Company, the Operating Partnership, and the parties named therein as Landis Parties.

     99.4 Contribution Agreement, dated June 30, 1998, by and among the Company, the Operating Partnership, and the parties named therein as Landis Parties.

     99.5 Registration Rights and Lock-Up Agreement, dated June 30, 1998 by and among the Company, the Operating Partnership and the parties named therein as Holders.

     99.6 Non-Competition Agreement, dated as of June 30, 1998, by and between Alan B. Landis and the Company.

     99.7 Agreement Regarding Directorship, dated as of June 30, 1998, by and between the Company and Alan B. Landis.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        BOSTON PROPERTIES, INC.



                                        /S/ WILLIAM J. WEDGE
                                           ------------------------
                                            William J. Wedge
                                            Senior Vice President


Date: July 15, 1998